Exhibit 10.7

SpineEx, Inc.

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement (this “Agreement”) is effective as of March 18, 2017 (the “Effective Date”), by and between Robyn Burrows-Ownbey (“Assignor”) and SpineEx, Inc., a Delaware corporation (“Assignee”).

BACKGROUND

Assignor is the sole and exclusive owner of the Rights (as defined below); and

Assignor desires to assign Assignor’s entire right, title and interest in and to the Rights to Assignee for the consideration set forth herein.

AGREEMENT

For good and valuable consideration described herein, the parties agree as follows:

1.            Assignment of Rights to Assignee. Assignor has developed technology related to implants, disposables and devices in spinal fusion surgeries. (the “Assignor Technology”). For the consideration set forth herein (as defined below), Assignor hereby sells, assigns, transfers and sets over, to Assignee, its successors, legal representatives and assigns, the entire right, title and interest in and to the following: (x) the executive summary and business plan of the Assignee (the “Business Plan”) and (y) any and all right, title and interest the Assignor has in the Assignee’s business and any Intellectual Property (as defined below) related to the Assignee’s business (including but not limited to all rights in those patent applications listed on Exhibit A (the “Founder IP”)), as currently conducted and as contemplated to be conducted pursuant to the Business Plan or otherwise (collectively, (x) and (y), the “Rights”). For purposes hereof, “Intellectual Property” means: (i)United States and foreign patents, trademarks, copyrights and mask works, registrations and applications therefor, and rights granted upon any reissue, division, continuation or continuation-in-part thereof, (ii) trade secret rights arising out of the laws of any and all jurisdictions, (iii) ideas, inventions, concepts, technology, software, methods, processes, drawings, illustrations, writings know-how, show-how, trade names, domain names, web addresses and web sites, and all rights therein and thereto, (iv) any other intellectual property rights, whether or not registrable, and

(v) licenses in or to any of the foregoing.

2.	Further Assurances; Instruction to Patent Commissioner.

(a)       Assignor hereby covenants and agrees to and with Assignee, its successors, legal representatives and assigns that Assignor will, at the cost and expense of Assignee, sign all papers and documents, take all lawful oaths, and do all acts necessary or required to be done for the recordation of this assignment of the Rights to Assignee.

(b)       Assignor hereby requests the Commissioner of Patents to issue, to Assignee, any and all Letters Patent of the United States arising from such Rights for the use and behalf of Assignee, its successors, legal representatives, and assigns.

3.	Consideration.

In consideration for Assignor’s obligations hereunder, Assignee shall sell Assignor 1,005,800 shares of Common Stock of Assignee (the “Shares”) pursuant to the Restricted Stock Purchase Agreement dated as of even date herewith between Assignee and Assignor, upon and subject to the terms and conditions set forth in such agreement.

4.	Warranties and Disclaimer.

(a)       Assignor warrants that, as of the Effective Date, (i) Assignor is the sole and lawful owner of the Rights, (ii) Assignor has not previously assigned or granted any rights in the Rights, and (iii) Assignor does not own or control any patents or patent applications the claims of which would dominate any practice of the Rights.

(b)       DISCLAIMER. EXCEPT AS PROVIDED IN SECTION 4(a), THE RIGHTS ARE PROVIDED “AS IS,” WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND ASSIGNOR MAKES NO REPRESENTATION OR WARRANTY THAT THE PRACTICE OF THE RIGHTS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

5.       LIMITATION OF LIABILITY. IN NO EVENT WILL ANY PARTY BE LIABLE FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING HEREUNDER OR IN CONNECTION HEREWITH. IN NO EVENT SHALL ASSIGNOR’S CUMULATIVE LIABILITY UNDER THIS AGREEMENT AND/OR IN CONNECTION WITH ITS SUBJECT MATTER EXCEED THE CONSIDERATION PAID HEREUNDER TO ASSIGNOR BY ASSIGNEE, REGARDLESS OF THE THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS IN THIS SECTION 5 WILL NOT APPLY TO ASSIGNOR’S LIABILITY IN CONNECTION WITH A BREACH OF ASSIGNOR’S EXPRESS WARRANTY IN SECTION 4(a).

6.	General.

(a)       This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

(b)       No amendment or modification of this Agreement is binding on the parties unless made in a writing executed by duly authorized representatives of the parties.

(c)       This Agreement will be interpreted and construed, and all disputes hereunder shall be resolved, in accordance with applicable U.S. federal law and the laws of the State of California, excluding any choice of law rules that would direct the application of the laws of another jurisdiction. The parties consent to the exclusive jurisdiction and venue of the California state courts located in Santa Clara County, California, and the U.S. federal courts serving the Northern District of California, in connection with any dispute arising hereunder or in connection with the subject matter hereof. Each party waives any right that it may have to claim that any such court lacks jurisdiction or that such forum is not convenient.

(d)       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

(e)       In the event any one or more of the provisions of this Agreement is held to be invalid, illegal, or unenforceable in any respect, the invalidity, illegality, or unenforceability will not affect any other provisions hereof, and this Agreement will be construed as if such invalid or illegal or unenforceable provision(s) had never been part of this Agreement.

(f)       This Agreement, together with any assignments referred to herein, embodies the entire understanding of the parties with respect to the subject matter hereof, and supersedes all previous communications, representations, or understandings, either oral or written, between the parties relating to this subject matter.

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Agreement as of the Effective Date.

“ASSIGNOR”

ROBYN BURROWS-OWNBEY

/s/ Robyn Burrows-Ownbey

“ASSIGNEE”

SpineEx, Inc.

/s/ Andrew Rogers

Name: Andrew Rogers

Title: President

Exhibit A

●  US: US2014053551

●  China: 201480048027.6

●  Japan: 2016537917

●  EU: 2014841270

●  Taiwan: 104127091

●  PCT: PCT2014053551